EXHIBIT 99.1
                                                                    ------------

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P R E S S   R E L E A S E


                                    Investor Contact: Denise Gillen 212.318.7516
                                        Media Contact: Nancy Murray 212.813.7862


          POLO RALPH LAUREN REPORTS THIRD QUARTER FISCAL 2005 RESULTS

Third Quarter Net Revenues Increased 38%; Retail Comps Up 6.1%:
Operating Profit Up 90% With 350 Basis Point Improvement in Operating Margins

Company Maintains EPS Outlook for Fiscal Year 2005

Initial Outlook for Fiscal Year 2006 Expects Mid-teens Percent Earnings Increase

Company Announces New $100 Million Share Repurchase Program

================================================================================


New York (February 2, 2005) - Polo Ralph Lauren Corporation (NYSE: RL) today reported net income of $74.8 million, or $0.72 per diluted share, for the third quarter of Fiscal 2005 ended January 1, 2005, compared to $35.4 million, or $0.35 per diluted share, for the third quarter of Fiscal 2004.

Adjusted net income was $74.7 million, or $0.72 per diluted share, for the third quarter of Fiscal 2005 compared to $47.7 million, or $0.47 per diluted share, for the third quarter of Fiscal 2004. Adjusted results exclude restructuring charges and the foreign currency effect of certain transactions involving our European operations. For a full analysis of the adjustments, please refer to the table reconciliation of GAAP results to adjusted results.

For the first nine months of Fiscal 2005, reported net income increased 79% to $168.7 million, or $1.63 per diluted share, compared to $94.4 million, or $0.94 per diluted share in the first nine months of Fiscal 2004. Adjusted net income was $167.7 million, or $1.62 per diluted share, in the first nine months of Fiscal 2005, compared to $104.2 million, or $1.04 per diluted share, in the first nine months of Fiscal 2004.

"I am proud of our company and how it continues to perform. We have a unique business model that stretches from wholesale to retail across many families of businesses and many geographies," said Ralph Lauren, Chairman and Chief Executive Officer. "I am excited about how we look today whether it is in Milan or Aspen. I have always had the same vision for our company - be tuned in to your customers and be there first."

"Our results show we continually re-ignite our brands with new products and new markets. We expect to produce another record year next year and we are positioned for continuous growth beyond that," Mr. Lauren continued.

"We are extremely pleased with our growth and the strength it represents. The clarity in our strategies and the consistency in our execution have guided our investments in people and capital. From the acquisition of our children's licensee to the re-launch of our Lauren business to the completed consolidation of our European businesses, all support our long-term strategy of building and growing our brands on a worldwide basis," said Roger Farah, President and Chief Operating Officer. "The powerful platform we have established is generating strong profitability and cash flow. Our focused expense and capital spending, improvements in inventory management and the increased efficiencies generated by our ongoing infrastructure initiatives have greatly strengthened our balance sheet for future growth opportunities."

RECENT ACHIEVEMENTS

    o In the third quarter comparable retail store sales increased 6.1% overall. Comparable retail store sales increased 3.4% at Ralph Lauren stores, 6.7% at Club Monaco stores, and 7.2% in our outlet stores. Our strategic store expansion plan is on track with the opening of seven Ralph Lauren stores and three Club Monaco stores in the third quarter of Fiscal 2005. Additionally, in October we opened our Rugby store in Boston, a new concept store with a full lifestyle collection targeting 18 to 25 year old men and women customers.

    o We have a strong balance sheet and ended the third quarter with $363 million in cash, or $55 million cash net of debt. We continue to make excellent progress in managing our inventory levels and generated a 44% increase in wholesale and retail sales in the third quarter with less than a 1% increase in inventory levels. At the end of the third quarter, inventory was $425 million, including the women's Lauren by Ralph Lauren line and childrenswear, compared to $422 million at the end of the third quarter last year. Our trailing 12-month inventory turnover improved to 3.8x compared to 3.0x at the end of the third quarter last year.

    o In October we expanded and extended our existing bank credit facility by entering into a new five-year credit agreement with a syndicate of banks. The new credit agreement, which is substantially on the same terms as the prior credit agreement, increased our revolving line of credit to $450 million, subject to increase to $525 million.

    o We paid a regular quarterly dividend of $0.05 per share on Polo Ralph Lauren Common Stock in January 2005. The dividend was initiated in July 2003, making this the seventh consecutive dividend payment.

    o We continued to expand our executive talent with the addition of Tracey Travis, who joined the Company in January 2005, as Senior Vice President and Chief Financial Officer. Tracey has responsibility for corporate finance, financial planning and analysis, treasury, tax and corporate compliance.

THIRD QUARTER INCOME STATEMENT REVIEW

NET REVENUES Net revenues for the third quarter increased 38% to $888.0 million compared to $645.4 million in the third quarter last year. Our wholesale revenues were $427.4 million, up 95% over last year, driven by the inclusion of the women's Lauren by Ralph Lauren line and childrenswear in our wholesale segment and increased sales in our domestic menswear and European businesses. Retail sales grew 12% to $402.6 million compared to $359.0 million last year with comparable store sales up 6.1%. Licensing revenues decreased $9.3 million due to the absence of royalty income from the previously licensed women's Lauren by Ralph Lauren and childrenswear businesses. The increase in Fiscal 2005 net revenues also reflects the favorable impact of the strengthening Euro to dollar exchange rate.

GROSS PROFIT For the third quarter, gross profit was $438.0 million, an increase of $105.0 million, or 32%, compared to $333.0 million in the third quarter of Fiscal 2004. The increased gross profit was generated primarily by the addition of the women's Lauren by Ralph Lauren line and childrenswear, as well as our domestic menswear and retail businesses and our European wholesale business. Our overall gross margin was 49.3% compared to 51.6% last year, reflecting the above-mentioned reduction in licensing revenue and increase of wholesale versus retail business mix. The gross margin rate improved in our domestic and European wholesale businesses and in our retail business.

SG&A EXPENSES Operating expenses as a percent of revenues were 36.4% this year compared to 42.2% last year, a 580 basis point improvement. In the third quarter, SG&A expenses were $323.2 million, an increase of $50.7 million, or 19%, compared to $272.5 million in the third quarter of Fiscal 2004. The rate improvement was achieved by improved infrastructure leverage as well as benefits from our European consolidation and the change in business mix. The dollar increase was driven primarily by the inclusion of expenses for Lauren and childrenswear. SG&A also reflects the unfavorable impact of the strengthening Euro to dollar exchange rate.

THIRD QUARTER FOREIGN CURRENCY GAINS AND RESTRUCTURING CHARGES

The Company reports all financial results in accordance with U.S. Generally Accepted Accounting Principles (GAAP), but management believes that the supplemental presentation of results adjusted to exclude certain items provides investors with useful information regarding the Company's core business results. The Company does not suggest that investors should consider adjusted results in isolation from or as a substitute for financial information prepared in accordance with GAAP. The company presents such information to provide investors with an additional tool to evaluate the Company's results. Please see the attached table, which reconciles net income to net income before restructuring charge and foreign currency gains and losses.

Adjusted results exclude $0.4 million in foreign currency gains and $3.6 million in foreign currency losses related to certain balance sheet transactions and unhedged inventory purchases in our European operations in the third quarter of Fiscal 2005 and Fiscal 2004, respectively. Adjusted Fiscal 2005 third quarter results also exclude a pre-tax restructuring charge of $0.2 million related to operational consolidation efforts in Europe primarily associated with severance costs. Adjusted Fiscal 2004 third quarter results exclude a pre-tax $15.9 million restructuring charge, including approximately $12.2 million of which consists of an increase in the reserve for lease termination costs primarily associated with two Club Monaco properties, which were included in the Company's 2001 Operational Plan and approximately $3.7 million is related to operational consolidation efforts in Europe associated with severance and contract termination costs.

STORE COUNT

At the end of the third quarter, we operated 280 stores, with 1.99 million square feet, compared to 265 stores, with 1.88 million square feet, at the end of the third quarter last year. Our retail group consisted of 60 Ralph Lauren stores, one Rugby store, 69 Club Monaco stores, 125 Polo outlet stores, 20 Polo Jeans Co. outlet stores, and five Club Monaco outlet stores. During the third quarter we opened eleven stores and closed one.

SHARE REPURCHASE PROGRAM

The Company announced today that its Board of Directors has authorized the repurchase of up to $100 million of our shares, in addition to the remaining $20 million balance of the current program. The Company's current share repurchase program expires on April 1, 2006. Shares acquired under the repurchase programs will be used for stock option programs and for other corporate purposes.


EARNINGS OUTLOOK
FOURTH QUARTER FISCAL 2005

The Company expects consolidated revenues in the fourth quarter to increase in the mid-single digit percent range. We expect that our wholesale revenues will increase in the high-single-digit percent range as we anniversary the inclusion of women's Lauren by Ralph Lauren and add childrenswear revenues. We also expect improved performance in our European wholesale businesses. Retail revenues are expected to be comparable to last year due to the impact of a 13-week fourth quarter this year compared to a 14-week fourth quarter last year. In addition, licensing revenues are expected to decrease in the low-single digit percent range reflecting the absence of royalties associated with childrenswear.

Although the Company expects a slight improvement in wholesale operating margins in the fourth quarter, it is expected to be offset by a decrease in licensing operating margin as well as a decrease in retail operating margins due to reduced expense leverage resulting from one less week of sales this year compared to last year.

The Company expects the fourth quarter of Fiscal 2005 to reflect the smallest quarterly net income increase for the year primarily due to the impact of a 13-week fourth quarter in this fiscal year compared to a 14-week fourth quarter last year. Earnings per share are expected to be approximately flat to last year, reflecting approximately 105 million shares outstanding in the fourth quarter of Fiscal 2005 compared to 102.3 million shares in the prior year's fourth quarter.

FULL YEAR FISCAL 2006

The Company's initial outlook for Fiscal 2006 is for mid-single-digit percent consolidated revenue growth. Gross Profit is expected to expand significantly due to a growing retail business, and SG&A as a percent of revenues is expected to increase slightly, driving improved operating margins of approximately 100 basis points. The consolidated tax rate is expected to be 35.5% and the Company expects to have approximately 105 million shares outstanding. Earnings per share are expected to be in the range of $2.75 to $2.85.

The preliminary annual guidance does not include any impact related to the expensing of stock options to be made in Fiscal 2006 as required under the new accounting rules, which the company will implement in Fiscal 2006.

CONFERENCE CALL

As previously announced, we will host a conference call and live online broadcast today, February 2, 2005 at 9:00 A.M. Eastern. The dial-in number is 1-913-981-5522. The online broadcast is accessible at http://investor.polo.com.

Polo Ralph Lauren Corporation is a leader in the design, marketing and distribution of premium lifestyle products in four categories: apparel, home, accessories and fragrances. For more than 35 years, Polo's reputation and distinctive image have been consistently developed across an expanding number of products, brands and international markets. The Company's brand names, which include "Polo by Ralph Lauren", "Ralph Lauren Purple Label", "Ralph Lauren", "Black Label", "Blue Label", "Lauren by Ralph Lauren", "Polo Jeans Co.", "RRL", "RLX", "Rugby", "RL Childrenswear", "Chaps", and "Club Monaco" among others, constitute one of the world's most widely recognized families of consumer brands. For more information, go to http://investor.polo.com.

THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING CURRENT EXPECTATIONS ABOUT THE COMPANY'S FUTURE RESULTS AND CONDITION, INCLUDING SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, AMONG OTHERS, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; RISKS ASSOCIATED WITH THE COMPANY'S DEPENDENCE ON SALES TO A LIMITED NUMBER OF LARGE DEPARTMENT STORE CUSTOMERS, INCLUDING RISKS RELATED TO EXTENDING CREDIT TO CUSTOMERS; RISKS ASSOCIATED WITH THE COMPANY'S DEPENDENCE ON ITS LICENSING PARTNERS FOR A SUBSTANTIAL PORTION OF ITS NET INCOME AND RISKS ASSOCIATED WITH A LACK OF OPERATIONAL AND FINANCIAL CONTROL OVER LICENSED BUSINESSES; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AFFECTING FOREIGN OPERATIONS OR SOURCING (INCLUDING FOREIGN EXCHANGE FLUCTUATIONS) AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES OR ITS ABILITY TO SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES; RISKS ARISING OUT OF LITIGATION OR TRADEMARK CONFLICTS, AND OTHER RISK FACTORS IDENTIFIED IN THE COMPANY'S FORM 10-K, 10-Q AND 8-K REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

Attached are the Consolidated Statements of Income and Net Revenues and Income from Operations for the nine-month and three-month periods ended January 1, 2005 and December 27, 2003 and the Consolidated Balance Sheets as of January 1, 2005 and December 27, 2003.



                                     # # # #

                                  Tables Follow

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)

                                                                                   NINE MONTHS ENDED
                                                                          ------------------------------
                                                                             JANUARY 1,     DECEMBER 27,
                                                                               2005           2003
                                                                          -------------    -------------
Wholesale Net Sales                                                       $   1,169,032    $     716,877
Retail Net Sales                                                              1,018,375          910,584
                                                                          -------------    -------------

NET SALES                                                                     2,187,407        1,627,461

Licensing Revenue                                                               177,016          203,412
                                                                          -------------    -------------

NET REVENUES                                                                  2,364,423        1,830,873

Cost of Goods Sold                                                            1,181,535          898,553
                                                                          -------------    -------------

GROSS PROFIT                                                                  1,182,888          932,320

Depreciation and Amortization                                                    71,958           59,103
Other SG&A Expenses                                                             849,973          708,350
Restructuring Charge                                                              1,846           15,930
                                                                          -------------    -------------
TOTAL SG&A EXPENSES                                                             923,777          783,383

Income From Operations                                                          259,111          148,937

Foreign Currency Gains                                                           (3,334)            (531)

Interest Expense, net                                                             5,671            7,624
                                                                          -------------    -------------

Income Before Income Taxes and Other (Income) Expense                           256,774          141,844

Provision for Income Taxes                                                       91,342           51,773
                                                                          -------------    -------------

Income after Tax                                                                165,432           90,071

Other (Income) Expense, net (A)                                                  (3,220)          (4,352)
                                                                          -------------    -------------

NET INCOME                                                                $     168,652    $      94,423
                                                                          =============    =============

NET INCOME PER SHARE - BASIC                                              $        1.67    $        0.96
                                                                          =============    =============

NET INCOME PER SHARE - DILUTED                                            $        1.63    $        0.94
                                                                          =============    =============

Weighted Average Shares Outstanding - Basic                                 101,190,000       98,718,000
                                                                          =============    =============

Weighted Average Shares & Share Equivalents Outstanding - Diluted           103,566,000      100,403,000
                                                                          =============    =============

DIVIDENDS DECLARED PER SHARE                                              $        0.15    $        0.15
                                                                          =============    =============

  (A) Includes Equity Investment Income of $5,782 and $5,477 net of Minority Interest Expense of $3,207 and $1,125 for FY05 and FY04, respectively. Also included in FY05 is $645 of Dividend Income.

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)

The following is a reconciliation of Net Income to Net Income Before Restructuring Charge and Foreign Currency Gains:

                                                                              NINE MONTHS ENDED
                                                                           ------------------------
                                                                           JANUARY 1,  DECEMBER 27,
                                                                              2005         2003
                                                                           ------------------------
Net Income                                                                 $ 168,652    $  94,423

Other Income, net                                                             (3,220)      (4,352)

Provision for Income Taxes                                                    91,342       51,773
                                                                           ---------    ---------

Income before Income Taxes and Other (Income) Expense                        256,774      141,844

Restructuring Charge                                                           1,846       15,930

Foreign Currency Gains                                                        (3,334)        (531)
                                                                           ---------    ---------

Income Before Income Taxes, Other (Income) Expense, Restructuring Charge
     and Foreign Currency Gains                                              255,286      157,243

Provision for Income Taxes                                                    90,824       57,394

Other Income, net                                                             (3,220)      (4,352)
                                                                           ---------    ---------

Net Income Before Restructuring Charge and Foreign Currency Gains          $ 167,682    $ 104,201
                                                                           =========    =========

NET INCOME PER SHARE BEFORE RESTRUCTURING CHARGE
     AND FOREIGN CURRENCY GAINS - BASIC                                    $    1.66    $    1.06
                                                                           =========    =========

NET INCOME PER SHARE BEFORE RESTRUCTURING CHARGE
     AND FOREIGN CURRENCY GAINS - DILUTED                                  $    1.62    $    1.04
                                                                           =========    =========

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)

                                                                          THREE MONTHS ENDED
                                                                    ------------------------------
                                                                       JANUARY 1,     DECEMBER 27,
                                                                          2005           2003
                                                                    ------------------------------
Wholesale Net Sales                                                 $     427,445    $     219,147
Retail Net Sales                                                          402,613          358,984
                                                                    -------------    -------------

NET SALES                                                                 830,058          578,131

Licensing Revenue                                                          57,935           67,234
                                                                    -------------    -------------

NET REVENUES                                                              887,993          645,365

Cost of Goods Sold                                                        449,960          312,363
                                                                    -------------    -------------

GROSS PROFIT                                                              438,033          333,002

Depreciation and Amortization                                              26,096           18,602
Other SG&A Expenses                                                       296,885          238,012
Restructuring Charge                                                          218           15,930
                                                                    -------------    -------------
TOTAL SG&A EXPENSES                                                       323,199          272,544

Income From Operations                                                    114,834           60,458

Foreign Currency (Gains) Losses                                              (400)           3,552

Interest Expense, net                                                       1,996            2,510
                                                                    -------------    -------------

Income Before Income Taxes and Other (Income) Expense                     113,238           54,396

Provision for Income Taxes                                                 40,199           19,854
                                                                    -------------    -------------

Income after Tax                                                           73,039           34,542

Other (Income) Expense, net (A)                                            (1,803)            (816)
                                                                    -------------    -------------

NET INCOME                                                          $      74,842    $      35,358
                                                                    =============    =============

NET INCOME PER SHARE - BASIC                                        $        0.73    $        0.36
                                                                    =============    =============

NET INCOME PER SHARE - DILUTED                                      $        0.72    $        0.35
                                                                    =============    =============

Weighted Average Shares Outstanding - Basic                           101,896,000       99,072,000
                                                                    =============    =============

Weighted Average Shares & Share Equivalents Outstanding - Diluted     104,325,000      101,291,000
                                                                    =============    =============

DIVIDENDS DECLARED PER SHARE                                        $        0.05    $        0.05
                                                                    =============    =============

  (A) Includes Equity Investment Income of $2,607 and $1,027 net of Minority Interest Expense of $804 and $211 for Q3 FY05 and Q3 FY04, respectively.

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)


The following is a reconciliation of Net Income to Net Income Before Restructuring Charge and Foreign Currency (Gains) Losses:

                                                                                THREE MONTHS ENDED
                                                                             ------------------------
                                                                             JANUARY 1,  DECEMBER 27,
                                                                                2005        2003
                                                                             ------------------------
Net Income                                                                   $  74,842    $  35,358

Other (Income) Expense, net                                                     (1,803)        (816)

Provision for Income Taxes                                                      40,199       19,854
                                                                             ---------    ---------

Income before Income Taxes and Other (Income) Expense                          113,238       54,396

Restructuring Charge                                                               218       15,930

Foreign Currency (Gains) Losses                                                   (400)       3,552
                                                                             ---------    ---------

Income Before Income Taxes, Other (Income) Expense, Restructuring Charge
     and Foreign Currency (Gains) Losses                                       113,056       73,878

Provision for Income Taxes                                                      40,135       26,965

Other (Income) Expense, net                                                     (1,803)        (816)
                                                                             ---------    ---------

Net Income Before Restructuring Charge and Foreign Currency (Gains) Losses   $  74,724    $  47,729
                                                                             =========    =========

NET INCOME PER SHARE BEFORE RESTRUCTURING CHARGE
     AND FOREIGN CURRENCY (GAINS) LOSSES - BASIC                             $    0.73    $    0.48
                                                                             =========    =========

NET INCOME PER SHARE BEFORE RESTRUCTURING CHARGE
     AND FOREIGN CURRENCY (GAINS) LOSSES - DILUTED                           $    0.72    $    0.47
                                                                             =========    =========

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                                       JANUARY 1,    DECEMBER 27,
                                                                          2005          2003
                                                                      ---------------------------
                                         ASSETS
Current assets
  Cash and cash equivalents                                           $   362,931    $   337,703
  Accounts receivable, net of allowances                                  334,347        292,248
  Inventories                                                             425,071        422,248
  Deferred tax assets                                                      36,008         31,078
  Prepaid expenses and other                                              105,767         88,017
                                                                      -----------    -----------

                                                                        1,264,124      1,171,294

Property and equipment, net                                               467,340        372,721
Deferred tax assets                                                        52,851         58,583
Goodwill, net                                                             597,987        335,646
Intangibles, net                                                           18,377         17,950
Other assets                                                              189,369        174,964
                                                                      -----------    -----------

                                                                      $ 2,590,048    $ 2,131,158
                                                                      ===========    ===========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                                                    $   154,447    $   167,322
  Income taxes payable                                                     71,663         54,846
  Accrued expenses and other                                              303,149        256,836
                                                                      -----------    -----------

                                                                          529,259        479,004

Long-term debt                                                            307,981        284,746
Other noncurrent liabilities                                               99,601         76,383

Stockholders' equity
  Common Stock                                                              1,080          1,044
  Additional paid-in-capital                                              647,721        538,089
  Retained earnings                                                     1,079,467        855,890
  Treasury Stock, Class A, at cost (4,177,600 and 4,145,800 shares)       (80,027)       (78,975)
  Accumulated other comprehensive income (loss)                            39,559         (8,981)
  Unearned compensation                                                   (34,593)       (16,042)
                                                                      -----------    -----------

                                TOTAL STOCKHOLDERS' EQUITY              1,653,207      1,291,025
                                                                      -----------    -----------

                                                                      $ 2,590,048    $ 2,131,158
                                                                      ===========    ===========

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                     NET REVENUES AND INCOME FROM OPERATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

The net revenues and income from operations for the periods ended January 1, 2005 and December 27, 2003 for each segment were as follows:

                                               THREE MONTHS ENDED               NINE MONTHS ENDED
                                               ------------------               -----------------
                                          January 1,     December 27,        January 1,   December 27,
                                             2005            2003               2005          2003
                                         -----------     ------------       -----------   ------------
Net revenues:
  Wholesale                              $   427,445      $   219,147       $ 1,169,032    $   716,877
  Retail                                     402,613          358,984         1,018,375        910,584
  Licensing                                   57,935           67,234           177,016        203,412
                                         -----------      -----------       -----------    -----------
                                         $   887,993      $   645,365       $ 2,364,423    $ 1,830,873
                                         ===========      ===========       ===========    ===========

Income (Loss) from operations:
  Wholesale                              $    47,653      $    (3,330)      $   110,566    $    (8,921)
  Retail                                      49,459           45,411           101,005         77,731
  Licensing                                   17,940           34,307            49,386         96,057
                                         -----------      -----------       -----------    -----------
                                         $   115,052      $    76,388       $   260,957    $   164,867
Less: Unallocated Restructuring Charge           218           15,930             1,846         15,930
                                         -----------      -----------       -----------    -----------
                                             114,834           60,458       $   259,111    $   148,937
                                         ===========      ===========       ===========    ===========